Exhibit 99.1

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

1 of 11

JULY 27, 2015	GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS STRONG QUARTERLY AND YEAR-TO-DATE EARNINGS GROWTH

Jasper, Indiana - July 27, 2015 -- German American Bancorp, Inc. (NASDAQ: GABC) reported today that the Company’s second quarter earnings increased by 8%, on an earnings per share basis, over the earnings reported for the second quarter of the prior year. Net income for the second quarter ended June 30, 2015 was $7.3 million, or $0.55 per share, as compared to same quarter 2014 net income of $6.7 million, or $0.51 per share. On a year-to-date basis, 2015 earnings improved to $14.6 million, or $1.10 per diluted share, as compared to $13.0 million, or $0.98 per diluted share, for the first six months of 2014, representing an increase of 12% on a per share basis.

The Company’s 2015 quarterly earnings improvement was attributable to increased revenue within both net interest income and non-interest income. In the second quarter of 2015, as compared with the second quarter of 2014, net interest income increased by $335,000, or approximately 2%, largely attributable to the Company’s growth in earning assets, and in particular growth of the loan portfolio. During the second quarter, total loans, on a linked quarter annualized basis, increased by approximately 7%. Total non-interest income increased by $619,000, or 11% during the current quarter, as compared to the same quarter last year, as the Company saw improvement in virtually every category of non-interest income with the largest of the increases in the area of mortgage banking revenue. The Company was also able to control non-interest expenses in the current quarter as operating costs increased by only 1% in the second quarter relative to the operating expense incurred in the second quarter of 2014.

Mark A. Schroeder, German American’s Chairman & CEO stated, “We’re extremely pleased with our level of second quarter and year-to-date earnings, and the underlying continued growth within our loan portfolio and within virtually every fee income category. These enhanced sources of revenue, coupled with our disciplined approach to expense control, have resulted in our being able to report quarterly earnings of $7.3 million in each of first two quarters of the current year and in excess of $7.0 million for each of the past four consecutive quarters. We are also very encouraged by the continuation, during the quarter, of an expanding market environment in terms of customer demand for all types of loans and for our Company’s fee-based products and services.”

The Company also announced that its Board of Directors declared its regular quarterly cash dividend of $0.17 per share which will be payable on August 20, 2015 to shareholders of record as of August 10, 2015.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 11

Balance Sheet Highlights

Total assets for the Company totaled $2.260 billion at June 30, 2015, an increase of $19.5 million, or 3%, on an annualized basis compared with March 31, 2015 and an increase of $66.1 million, or 3%, compared with June 30, 2014.

June 30, 2015 total loans outstanding increased $25.6 million or 7% on an annualized basis, compared with March 31, 2015, and increased $63.1 million, or 4%, compared to June 30, 2014 total loans outstanding. The increase in loans was broad based across all categories of loans throughout the Company's market area.

End of Period Loan Balances	6/30/2015	3/31/2015	6/30/2014
(dollars in thousands)

Commercial & Industrial Loans	$396,741	$388,249	$366,101
Commercial Real Estate Loans	584,426	581,394	594,681
Agricultural Loans	222,298	212,735	188,155
Consumer Loans	135,874	132,107	130,290
Residential Mortgage Loans	137,129	136,399	134,104
	$1,476,468	$1,450,884	$1,413,331

Non-performing assets totaled $5.8 million at June 30, 2015 compared to $6.4 million of non-performing assets at March 31, 2015 and $6.9 million at June 30, 2014. Non-performing assets represented 0.26% of total assets at June 30, 2015 compared to 0.29% of total assets at March 31, 2015 and 0.31% of total assets at June 30, 2014. Non-performing loans totaled $5.4 million at June 30, 2015 compared to $6.1 million at March 31, 2015 and $6.0 million of non-performing loans at June 30, 2014. Non-performing loans represented 0.37% of total loans at June 30, 2015 compared to 0.42% at March 31, 2015 and June 30, 2014.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 11

Non-performing Assets
(dollars in thousands)
	6/30/2015	3/31/2015	6/30/2014
Non-Accrual Loans	$5,431	$5,943	$5,902
Past Due Loans (90 days or more)	15	131	67
Total Non-Performing Loans	5,446	6,074	5,969
Other Real Estate	317	324	935
Total Non-Performing Assets	$5,763	$6,398	$6,904

Restructured Loans	$2,587	$2,686	$3,596

The Company’s allowance for loan losses totaled $15.3 million at June 30, 2015 compared to $15.2 million at March 31, 2015 representing an increase of $89,000, or 2%, on an annualized basis and a decline of $292,000, or 2%, compared with June 30, 2014. The allowance for loan losses represented 1.04% of period-end loans at June 30, 2015 compared with 1.05% of period-end loans at March 31, 2015 and 1.10% of period-end loans at June 30, 2014. Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller. The Company held a discount on acquired loans of $3.3 million as of June 30, 2015, $3.7 million at March 31, 2015 and $4.9 million at June 30, 2014.

Total deposits decreased $37.6 million, or 8% on an annualized basis, as of June 30, 2015 compared with March 31, 2015 and increased by $20.4 million, or 1%, compared with June 30, 2014. The decline in total deposits at June 30, 2015 compared with March 31, 2015 was predominantly due to the maturity of short-term jumbo time deposits and short-term time deposits gathered through the CDARS network.

End of Period Deposit Balances	6/30/2015	3/31/2015	6/30/2014
(dollars in thousands)

Non-interest-bearing Demand Deposits	$425,547	$426,373	$398,621
IB Demand, Savings, and MMDA Accounts	1,014,013	1,009,368	1,010,367
Time Deposits < $100,000	189,615	193,665	209,998
Time Deposits > $100,000	133,590	170,993	123,393
	$1,762,765	$1,800,399	$1,742,379

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 11

Results of Operations Highlights – Quarter ended June 30, 2015

Net income for the quarter ended June 30, 2015 totaled $7,325,000 or $0.55 per share, an increase of $19,000, from the first quarter of 2015 net income of $7,306,000 or $0.55 per share and an increase of $638,000, or 8% on a per share basis, from the second quarter of 2014 net income of $6,687,000 or $0.51 per share.

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	June 30, 2015			March 31, 2015			June 30, 2014

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$20,540	$4	0.07%	$16,508	$3	0.08%	$12,493	$3	0.11%
Securities	632,270	4,400	2.78%	635,849	4,379	2.75%	626,057	4,232	2.70%
Loans and Leases	1,456,699	16,630	4.58%	1,443,886	16,389	4.60%	1,390,185	16,215	4.68%
Total Interest Earning Assets	$2,109,509	$21,034	4.00%	$2,096,243	$20,771	4.00%	$2,028,735	$20,450	4.04%

Liabilities
Demand Deposit Accounts	$420,341			$427,404			$400,656
IB Demand, Savings, and
MMDA Accounts	$1,055,880	$345	0.13%	$1,016,288	$311	0.12%	$1,039,376	$322	0.12%
Time Deposits	341,678	677	0.79%	359,844	682	0.77%	336,901	715	0.85%
FHLB Advances and Other Borrowings	160,196	450	1.13%	170,049	458	1.09%	153,989	467	1.22%
Total Interest-Bearing Liabilities	$1,557,754	$1,472	0.38%	$1,546,181	$1,451	0.38%	$1,530,266	$1,504	0.39%

Cost of Funds			0.28%			0.28%			0.30%
Net Interest Income		$19,562			$19,320			$18,946
Net Interest Margin			3.72%			3.72%			3.74%

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 11

During the quarter ended June 30, 2015, net interest income totaled $18,706,000 representing an increase of $157,000, or 1%, from the quarter ended March 31, 2015 net interest income of $18,549,000 and an increase of $385,000, or 2%, compared with the quarter ended June 30, 2014 net interest income of $18,321,000. The tax equivalent net interest margin for the quarters ended June 30, 2015 and March 31, 2015 was 3.72% compared with 3.74% in the second quarter of 2014. The increase in net interest income during the second quarter of 2015 compared to both the first quarter of 2015 and the second quarter of 2014 was largely attributable to growth in earning assets and in particular growth of the loan portfolio.

Accretion of loan discounts on acquired loans contributed approximately 5 basis points on an annualized basis to the net interest margin in second quarter of 2015, 7 basis points in the first quarter of 2015, and 6 basis points in the second quarter of 2014.

During the quarters ended June 30, 2015 and March 31, 2015 the provision for loan loss totaled $250,000 while the provision totaled $200,000 in the second quarter of 2014. During the second quarter of 2015, the provision for loan loss represented approximately 7 basis points of average loans on an annualized basis. During the second quarter of 2015, the Company had net charge-offs of $161,000 representing approximately 4 basis points of average loans on an annualized basis.

During the quarter ended June 30, 2015, non-interest income totaled $6,121,000, a decline of $1,021,000 or 14%, compared with the quarter ended March 31, 2015, and an increase of $619,000, or 11%, compared with the second quarter of 2014.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	6/30/2015	3/31/2015	6/30/2014
(dollars in thousands)

Trust and Investment Product Fees	$939	$984	$905
Service Charges on Deposit Accounts	1,220	1,137	1,191
Insurance Revenues	1,515	2,545	1,482
Company Owned Life Insurance	207	205	192
Interchange Fee Income	563	483	512
Other Operating Income	631	576	590
Subtotal	5,075	5,930	4,872
Net Gains on Loans	784	749	386
Net Gains on Securities	262	463	244
Total Non-interest Income	$6,121	$7,142	$5,502

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 11

Insurance revenues declined $1,030,000, or 40%, during the quarter ended June 30, 2015, compared with the first quarter of 2015 and increased $33,000, or 2%, compared with the second quarter of 2014. The decline during the second quarter of 2015 compared with first quarter of 2015 was related to contingency revenue. There was no contingency revenue received during the second quarter of 2015 while contingency revenue during the first quarter of 2015 totaled $949,000. Typically the receipt of contingency revenue occurs during the first quarter of the calendar year as did occur in 2015 and is reflective of claims and loss experience with insurance carriers that the Company represents through its property and casualty insurance agency.

Net gains on sales of loans increased $35,000, or 5%, during the second quarter of 2015 compared with the first quarter of 2015 and increased $398,000 or 103% compared with the second quarter of 2014. Loan sales totaled $38.9 million during the second quarter of 2015, compared with $32.7 million during the first quarter of 2015 and $21.8 million during the second quarter of 2014.

During the second quarter of 2015, the Company realized a net gain on the sale of securities of $262,000 compared with a net gain of $463,000 during the first quarter of 2015 and $244,000 during the second quarter of 2014.

During the quarter ended June 30, 2015, non-interest expense totaled $14,315,000, a decline of $518,000, or 3%, compared with the quarter ended March 31, 2015, and an increase of $176,000, or 1%, compared with the second quarter of 2014.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	6/30/2015	3/31/2015	6/30/2014
(dollars in thousands)

Salaries and Employee Benefits	$8,259	$8,825	$7,886
Occupancy, Furniture and Equipment Expense	1,683	1,705	1,698
FDIC Premiums	284	282	276
Data Processing Fees	870	837	947
Professional Fees	642	644	553
Advertising and Promotion	484	443	544
Intangible Amortization	202	245	325
Other Operating Expenses	1,891	1,852	1,910
Total Non-interest Expense	$14,315	$14,833	$14,139

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 11

Salaries and benefits decreased $566,000, or 6%, during the quarter ended June 30, 2015 compared with the first quarter of 2015 and increased $373,000, or 5%, compared with the second quarter of 2014. The decline in salaries and benefits during the second quarter of 2015 compared with the first quarter of 2015 was primarily due to lower costs attributable to benefits and payroll taxes that are directly attributable to the levels of cash compensation paid and due to lower costs related to the Company's partially self insured health insurance plan. The increase in salaries and benefits during the second quarter of 2015 compared with the second quarter of 2014 was primarily attributable to an increased level of variable compensation related to an increased level of secondary market mortgage loan production and attributable to increased costs related to the Company's long-term equity incentive compensation plan.

About German American

German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) financial services holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bancorp, operates 37 banking offices in 13 southern Indiana counties. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 11

Cautionary Note Regarding Forward-Looking Statements

The Company’s statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, descriptions of the levels of loan and banking service demand and economic strength that management is seeing in its geographical banking footprint.  Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors that could cause actual experience to differ from the expectations implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; and the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends.  Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company.  Readers are cautioned not to place undue reliance on these forward-looking statements.  It is intended that these forward-looking statements speak only as of the date they are made.  We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	June 30, 2015	March 31, 2015	June 30, 2014
ASSETS
Cash and Due from Banks	$31,538	$34,277	$40,391
Short-term Investments	20,729	26,590	16,723
Interest-bearing Time Deposits with Banks	100	100	100
Investment Securities	618,891	619,673	615,576

Loans Held-for-Sale	10,622	6,290	8,812

Loans, Net of Unearned Income	1,472,646	1,447,013	1,409,485
Allowance for Loan Losses	(15,258)	(15,169)	(15,550)
Net Loans	1,457,388	1,431,844	1,393,935

Stock in FHLB and Other Restricted Stock	8,122	7,200	9,096
Premises and Equipment	38,707	39,370	40,479
Goodwill and Other Intangible Assets	22,162	22,365	23,191
Other Assets	51,427	52,514	45,270
TOTAL ASSETS	$2,259,686	$2,240,223	$2,193,573

LIABILITIES
Non-interest-bearing Demand Deposits	$425,547	$426,373	$398,621
Interest-bearing Demand, Savings, and Money Market Accounts	1,014,013	1,009,368	1,010,367
Time Deposits	323,205	364,658	333,391
Total Deposits	1,762,765	1,800,399	1,742,379

Borrowings	240,072	178,825	225,546
Other Liabilities	19,799	23,391	11,310
TOTAL LIABILITIES	2,022,636	2,002,615	1,979,235

SHAREHOLDERS' EQUITY
Common Stock and Surplus	122,437	122,103	121,566
Retained Earnings	114,190	109,118	92,934
Accumulated Other Comprehensive Income (Loss)	423	6,387	(162)
TOTAL SHAREHOLDERS' EQUITY	237,050	237,608	214,338

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,259,686	$2,240,223	$2,193,573

END OF PERIOD SHARES OUTSTANDING	13,259,594	13,251,470	13,210,395

BOOK VALUE PER SHARE	$17.88	$17.93	$16.22

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
INTEREST INCOME
Interest and Fees on Loans	$16,537	$16,299	$16,142	$32,836	$32,086
Interest on Short-term Investments and Time Deposits	4	3	3	7	6
Interest and Dividends on Investment Securities	3,637	3,698	3,680	7,335	7,414
TOTAL INTEREST INCOME	20,178	20,000	19,825	40,178	39,506

INTEREST EXPENSE
Interest on Deposits	1,022	993	1,037	2,015	2,073
Interest on Borrowings	450	458	467	908	916
TOTAL INTEREST EXPENSE	1,472	1,451	1,504	2,923	2,989

NET INTEREST INCOME	18,706	18,549	18,321	37,255	36,517
Provision for Loan Losses	250	250	200	500	550
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	18,456	18,299	18,121	36,755	35,967

NON-INTEREST INCOME
Net Gain on Sales of Loans	784	749	386	1,533	862
Net Gain on Securities	262	463	244	725	472
Other Non-interest Income	5,075	5,930	4,872	11,005	10,449
TOTAL NON-INTEREST INCOME	6,121	7,142	5,502	13,263	11,783

NON-INTEREST EXPENSE
Salaries and Benefits	8,259	8,825	7,886	17,084	16,310
Other Non-interest Expenses	6,056	6,008	6,253	12,064	12,919
TOTAL NON-INTEREST EXPENSE	14,315	14,833	14,139	29,148	29,229

Income before Income Taxes	10,262	10,608	9,484	20,870	18,521
Income Tax Expense	2,937	3,302	2,797	6,239	5,529

NET INCOME	$7,325	$7,306	$6,687	$14,631	$12,992

BASIC EARNINGS PER SHARE	$0.55	$0.55	$0.51	$1.11	$0.98
DILUTED EARNINGS PER SHARE	$0.55	$0.55	$0.51	$1.10	$0.98

WEIGHTED AVERAGE SHARES OUTSTANDING	13,256,026	13,221,455	13,210,150	13,238,836	13,194,754
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	13,263,604	13,237,493	13,230,812	13,246,359	13,216,084

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended			Six Month Ended
		June 30,	March 31,	June 30,	June 30,	June 30,
		2015	2015	2014	2015	2014
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.31%	1.31%	1.24%	1.31%	1.21%
	Annualized Return on Average Equity	12.27%	12.53%	12.68%	12.40%	12.50%
	Net Interest Margin	3.72%	3.72%	3.74%	3.72%	3.76%
	Efficiency Ratio (1)	55.74%	56.05%	57.83%	55.90%	59.02%
	Net Overhead Expense to Average Earning Assets (2)	1.55%	1.47%	1.70%	1.51%	1.73%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.04%	—%	0.04%	0.02%	(0.06)%
	Allowance for Loan Losses to Period End Loans	1.04%	1.05%	1.10%
	Non-performing Assets to Period End Assets	0.26%	0.29%	0.31%
	Non-performing Loans to Period End Loans	0.37%	0.42%	0.42%
	Loans 30-89 Days Past Due to Period End Loans	0.21%	0.31%	0.34%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$2,240,528	$2,227,107	$2,152,785	$2,233,855	$2,142,852
	Average Earning Assets	$2,109,509	$2,096,243	$2,028,735	$2,102,912	$2,017,250
	Average Total Loans	$1,456,699	$1,443,886	$1,390,185	$1,450,328	$1,380,825
	Average Demand Deposits	$420,341	$427,404	$400,656	$423,853	$403,008
	Average Interest Bearing Liabilities	$1,557,754	$1,546,181	$1,530,266	$1,551,999	$1,521,132
	Average Equity	$238,731	$233,175	$210,960	$235,968	$207,806

	Period End Non-performing Assets (3)	$5,763	$6,398	$6,904
	Period End Non-performing Loans (4)	$5,446	$6,074	$5,969
	Period End Loans 30-89 Days Past Due (5)	$3,025	$4,547	$4,728

	Tax Equivalent Net Interest Income	$19,562	$19,320	$18,946	$38,882	$37,742
	Net Charge-offs during Period	$161	$10	$134	$171	$(416)

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.